Exhibit 99.1

PROG Holdings Reports Second Quarter 2024 Results
•Consolidated revenues of $592.2 million; Earnings before taxes of $48.3 million
•Adjusted EBITDA of $72.3 million
•Diluted EPS of $0.77; Non-GAAP Diluted EPS of $0.92
•Progressive Leasing GMV of $454.5 million, 7.9% growth year-over-year
•Raises full year consolidated revenue and earnings outlook

SALT LAKE CITY, July 24, 2024 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build today announced financial results for the second quarter ended June 30, 2024.
"We are pleased to report a strong second quarter that exceeded our outlook on all key metrics, particularly on GMV, which grew 7.9% year-over-year" said PROG Holdings President and CEO Steve Michaels. Second quarter GMV growth reflects our continued investment in marketing, sales, and technology, and we believe we are just beginning to see the benefits of these efforts. Additionally, our application funnel improved as credit supply above us has tightened. Despite a continued soft retail backdrop in our leasable categories, we were able to grow GMV and improve our balance of share at retail partners across both national and regional accounts. As reflected in our revised outlook, we expect the momentum we have seen in GMV to continue in the third quarter and drive year-over-year revenue growth in the second half of 2024. We are excited about the positive developments in our GMV trajectory and our ability to effectively manage our portfolio performance and spend levels to deliver shareholder value," concluded Michaels.
Consolidated Results
Consolidated revenues for the second quarter of 2024 remained relatively flat at $592.2 million, a decrease of 0.1% from the same period in 2023.
Consolidated net earnings for the quarter were $33.8 million, compared with $37.2 million in the prior year period. The decline in net earnings was primarily driven by headwinds from portfolio performance returning to more normalized pre-pandemic levels, a smaller portfolio size during the quarter, and $2.9 million of restructuring expense related to our cost reduction actions during the second quarter of 2024. Adjusted EBITDA for the quarter decreased 3.7% to $72.3 million, or 12.2% of revenues, compared with $75.0 million, or 12.7% of revenues for the same period in 2023. The year-over-year decline in adjusted EBITDA was driven primarily by headwinds from portfolio performance returning to pre-pandemic levels, and a smaller portfolio size during the quarter, partially offset by a decrease in Progressive Leasing's SG&A due to cost reduction actions executed in the first quarter of 2024, along with disciplined spending.
Diluted earnings per share for the second quarter of 2024 were $0.77, compared with $0.79 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.92 in the second quarters of 2024 and 2023. The Company's weighted average shares outstanding assuming dilution in the second quarter was 6.8% lower year-over-year.
Progressive Leasing Results
Progressive Leasing's second quarter GMV of $454.5 million was up 7.9% compared to the same period in 2023. The provision for lease merchandise write-offs for the quarter was 7.7%, within the Company's 6%-8% targeted annual range.
Liquidity and Capital Allocation
PROG Holdings ended the second quarter of 2024 with cash of $250.1 million and gross debt of $600 million. The Company repurchased $36.7 million of its stock in the quarter at an average price of $35.67 per share, leaving $438.8 million of repurchase authorization under its $500 million share repurchase program. Additionally, the Company paid a cash dividend of $0.12 per share.

2024 Outlook
PROG Holdings is updating its full year 2024 outlook for revenue and earnings as well as providing its outlook for revenues, net earnings, adjusted EBITDA, GAAP diluted EPS and non-GAAP diluted EPS for the third quarter of 2024. This outlook assumes a continuation of the benefits from tightened credit above us, a difficult operating environment with soft demand for leasable consumer goods, no material changes in the Company's decisioning posture, no material increase in the unemployment rate for our consumer base, an effective tax rate for non-GAAP EPS of approximately 28%, and no impact from additional share repurchases.

	Revised 2024 Outlook		Previous 2024 Outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total Revenues	$2,400,000	$2,450,000	$2,285,000	$2,360,000
PROG Holdings - Net Earnings	110,500	116,000	97,500	108,000
PROG Holdings - Adjusted EBITDA	265,000	275,000	240,000	255,000
PROG Holdings - Diluted EPS	2.52	2.68	2.18	2.43
PROG Holdings - Diluted Non-GAAP EPS	3.25	3.40	2.85	3.10

Progressive Leasing - Total Revenues	2,325,000	2,355,000	2,210,000	2,265,000
Progressive Leasing - Earnings Before Taxes	178,000	182,000	159,000	169,000
Progressive Leasing - Adjusted EBITDA	273,500	278,500	251,000	261,000

Vive - Total Revenues	55,000	65,000	55,000	65,000
Vive - Earnings Before Taxes	1,500	3,000	1,500	3,000
Vive - Adjusted EBITDA	3,000	5,000	3,000	5,000

Other - Total Revenues	20,000	30,000	20,000	30,000
Other - Loss Before Taxes	(20,000)	(18,000)	(20,000)	(18,000)
Other - Adjusted EBITDA	(11,500)	(8,500)	(14,000)	(11,000)

	Three Months Ended September 30, 2024 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$590,000	$605,000
PROG Holdings - Net Earnings	27,000	30,000
PROG Holdings - Adjusted EBITDA	60,000	65,000
PROG Holdings - Diluted EPS	0.61	0.71
PROG Holdings - Diluted Non-GAAP EPS	0.70	0.80

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, July 24, 2024, at 8:30 A.M. ET to discuss its financial results for the second quarter of 2024. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four, and Build, provider of personal credit building products. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continue", "believe", "expects", "outlook", and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro environment and, in particular, the unfavorable effects on our business of significant inflation, elevated interest rates, and fears of a recession, and the impact of those headwinds on: (a) consumer confidence and customer demand for the merchandise that our POS partners sell, in particular consumer durables; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the Company; (c) the availability of consumer credit; and (d) our overall financial performance and outlook; (ii) our businesses being subject to extensive laws and regulations, including laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties and compliance-related burdens, as well as an increased focus by federal, state and local regulators on the industries within which our businesses operate, including with respect to consumer protection, customer privacy, third party and employee fraud and information security; (iii) deteriorating macroeconomic conditions resulting in the algorithms and other proprietary decisioning tools used in approving Progressive Leasing and Vive customers for leases and loans no longer being indicative of their ability to perform, which may limit the ability of those businesses to avoid lease and loan charge-offs or may result in their reserves being insufficient to cover actual losses; (iv) the impact of the cybersecurity incident experienced by Progressive Leasing in September 2023 and expenses incurred in connection with responding to the matter, including the litigation filed in response to that incident, or any regulatory proceedings that may result from the incident; (v) a large percentage of the Company’s revenues being concentrated with several of Progressive Leasing’s key POS partners; (vi) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (vii) Vive’s and Four’s business models differing significantly from Progressive Leasing’s, which creates specific and unique risks for each of the Vive and Four businesses, including Vive’s reliance on a limited number of bank partners to issue its credit products and each of Vive’s and Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to each of their businesses; (viii) our ability to continue to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or "hacking", or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (ix) our cost reduction initiatives may not be adequate or may have unintended consequences that could be disruptive to our businesses, including with respect to our global workforce strategy; (x) the risk that our capital allocation strategy, including our current stock repurchase and dividend programs, as well as any future debt repurchase program, will not be effective at enhancing shareholder value and may have an adverse impact on our cash reserves; (xi) the loss of the services of our key executives or our inability to attract and retain key talent, particularly with respect to our information technology function, may have a material adverse impact on our operations; (xii) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xiii) the transactions offered by our Progressive Leasing, Vive and/or Four businesses may be negatively characterized by government officials, consumer advocacy groups or the media; (xiv) real or perceived software or system errors, failures, bugs, defects or outages, including those that may be caused by third-party vendors, may adversely affect Progressive Leasing, Vive or Four; and (xv) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024. Statements in this press release that are "forward-looking" include without limitation statements about: (i) the benefits we expect from our marketing, sales and technology investments, including the timing of those benefits; (ii) our expectations regarding GMV growth for the quarter ending September 30, 2024 and revenue growth for the second half of 2024; (iii) our ability to continue investing in our business, including with respect to marketing, sales and technology initiatives; (iv) our ability to continue to effectively manage our portfolio and spending levels to deliver shareholder value; and (v) our revised full year 2024 outlook and our third quarter 2024 outlook. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		(Unaudited) Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
REVENUES:
Lease Revenues and Fees	$570,516	$574,839	$1,191,066	$1,211,921
Interest and Fees on Loans Receivable	21,645	18,007	42,965	36,065
	592,161	592,846	1,234,031	1,247,986
COSTS AND EXPENSES:
Depreciation of Lease Merchandise	384,799	384,874	816,370	820,313
Provision for Lease Merchandise Write-offs	43,783	40,965	86,924	79,329
Operating Expenses	107,901	107,710	235,242	212,969
	536,483	533,549	1,138,536	1,112,611
OPERATING PROFIT	55,678	59,297	95,495	135,375
Interest Expense, Net	(7,339)	(7,283)	(15,589)	(15,774)
EARNINGS BEFORE INCOME TAX EXPENSE	48,339	52,014	79,906	119,601
INCOME TAX EXPENSE	14,565	14,796	24,166	34,350
NET EARNINGS	$33,774	$37,218	$55,740	$85,251
EARNINGS PER SHARE
Basic	$0.79	$0.80	$1.29	$1.81
Assuming Dilution	$0.77	$0.79	$1.26	$1.79
CASH DIVIDENDS DECLARED PER SHARE:
Common Stock	$0.12	$—	$0.24	$—
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	42,955	46,474	43,325	47,160
Assuming Dilution	43,721	46,896	44,124	47,514

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	June 30, 2024	December 31, 2023
ASSETS:
Cash and Cash Equivalents	$250,134	$155,416
Accounts Receivable (net of allowances of $64,682 in 2024 and $64,180 in 2023)	61,453	67,879
Lease Merchandise (net of accumulated depreciation and allowances of $434,348 in 2024 and $423,466 in 2023)	563,594	633,427
Loans Receivable (net of allowances and unamortized fees of $48,937 in 2024 and $50,022 in 2023)	119,322	126,823
Property and Equipment, Net	21,505	24,104
Operating Lease Right-of-Use Assets	4,116	9,271
Goodwill	296,061	296,061
Other Intangibles, Net	81,776	91,664
Income Tax Receivable	10,354	32,918
Deferred Income Tax Assets	2,368	2,981
Prepaid Expenses and Other Assets	50,024	50,711
Total Assets	$1,460,707	$1,491,255
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$150,337	$151,259
Deferred Income Tax Liabilities	87,252	104,838
Customer Deposits and Advance Payments	34,746	35,713
Operating Lease Liabilities	13,605	15,849
Debt	592,914	592,265
Total Liabilities	878,854	899,924
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at June 30, 2024 and December 31, 2023; Shares Issued: 82,078,654 at June 30, 2024 and December 31, 2023	41,039	41,039
Additional Paid-in Capital	347,552	352,421
Retained Earnings	1,338,201	1,293,073
	1,726,792	1,686,533
Less: Treasury Shares at Cost
Common Stock: 39,763,190 Shares at June 30, 2024 and 38,404,527 at December 31, 2023	(1,144,939)	(1,095,202)
Total Shareholders’ Equity	581,853	591,331
Total Liabilities & Shareholders’ Equity	$1,460,707	$1,491,255

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES:
Net Earnings	$55,740	$85,251
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	816,370	820,313
Other Depreciation and Amortization	14,515	15,895
Provisions for Accounts Receivable and Loan Losses	174,822	161,237
Stock-Based Compensation	13,737	12,260
Deferred Income Taxes	(16,973)	(21,190)
Impairment of Assets	6,018	—
Non-Cash Lease Expense	(1,603)	(1,482)
Other Changes, Net	(155)	(2,506)
Changes in Operating Assets and Liabilities:
Additions to Lease Merchandise	(836,084)	(803,250)
Book Value of Lease Merchandise Sold or Disposed	89,549	82,096
Accounts Receivable	(145,312)	(132,460)
Prepaid Expenses and Other Assets	377	(857)
Income Tax Receivable and Payable	26,206	(44)
Accounts Payable and Accrued Expenses	(5,113)	(5,442)
Customer Deposits and Advance Payments	(967)	(4,441)
Cash Provided by Operating Activities	191,127	205,380
INVESTING ACTIVITIES:
Investments in Loans Receivable	(172,513)	(90,746)
Proceeds from Loans Receivable	158,644	84,491
Outflows on Purchases of Property and Equipment	(3,999)	(4,388)
Other Proceeds	46	13
Cash Used in Investing Activities	(17,822)	(10,630)
FINANCING ACTIVITIES:
Dividends Paid	(10,346)	—
Acquisition of Treasury Stock	(61,177)	(71,836)
Issuance of Stock Under Stock Option and Employee Purchase Plans	799	606
Cash Paid for Shares Withheld for Employee Taxes	(7,863)	(2,533)
Debt Issuance Costs	—	(29)
Cash Used in Financing Activities	(78,587)	(73,792)
Increase in Cash and Cash Equivalents	94,718	120,958
Cash and Cash Equivalents at Beginning of Period	155,416	131,880
Cash and Cash Equivalents at End of Period	$250,134	$252,838
Net Cash Paid During the Period:
Interest	$18,461	$18,531
Income Taxes	$12,728	$53,624

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	June 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$570,516	$—	$—	$570,516
Interest and Fees on Loans Receivable	—	15,421	6,224	21,645
Total Revenues	$570,516	$15,421	$6,224	$592,161

	(Unaudited)
	Three Months Ended
	June 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$574,839	$—	$—	$574,839
Interest and Fees on Loans Receivable	—	17,187	820	18,007
Total Revenues	$574,839	$17,187	$820	$592,846

PROG Holdings, Inc.
Six Months Revenues by Segment
(In thousands)

	(Unaudited)
	Six Months Ended
	June 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,191,066	$—	$—	$1,191,066
Interest and Fees on Loans Receivable	—	31,471	11,494	42,965
Total Revenues	$1,191,066	$31,471	$11,494	$1,234,031

	(Unaudited)
	Six Months Ended
	June 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,211,921	$—	$—	$1,211,921
Interest and Fees on Loans Receivable	—	34,340	1,725	36,065
Total Revenues	$1,211,921	$34,340	$1,725	$1,247,986

PROG Holdings, Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended June 30,
	2024	2023
Progressive Leasing	$454,508	$421,220
Vive	35,757	39,850
Other	56,139	14,600
Total GMV	$546,404	$475,670

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP diluted earnings per share for the full year 2024 outlook excludes intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP diluted earnings per share for the third quarter 2024 outlook excludes intangible amortization expense and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and six months ended June 30, 2024 exclude intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and six months ended June 30, 2023 exclude intangible amortization expense, restructuring expenses, regulatory insurance recoveries, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three and six months ended June 30, 2024 and full year 2024 outlook excludes stock-based compensation expense, restructuring expenses, and costs related to the cybersecurity incident. Adjusted EBITDA for the three and six months ended June 30, 2023 excludes stock-based compensation expense, restructuring expenses, and regulatory insurance recoveries. Adjusted EBITDA for third quarter 2024 outlook excludes stock-based compensation expense. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net Earnings	$33,774	$37,218	$55,740	$85,251
Add: Intangible Amortization Expense	4,239	5,723	9,889	11,447
Add: Restructuring Expense	2,886	963	20,900	1,720
Add: Costs Related to the Cybersecurity Incident	116	—	232	—
Less: Regulatory Insurance Recoveries	—	—	—	(525)
Less: Tax Impact of Adjustments(1)	(1,883)	(1,738)	(8,066)	(3,287)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	1,078	970	2,156	1,940
Non-GAAP Net Earnings	$40,210	$43,136	$80,851	$96,546
Earnings Per Share Assuming Dilution	$0.77	$0.79	$1.26	$1.79
Add: Intangible Amortization Expense	0.10	0.12	0.23	0.24
Add: Restructuring Expense	0.07	0.02	0.47	0.04
Add: Costs Related to the Cybersecurity Incident	—	—	0.01	—
Less: Regulatory Insurance Recoveries	—	—	—	(0.01)
Less: Tax Impact of Adjustments(1)	(0.04)	(0.04)	(0.18)	(0.07)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.02	0.02	0.05	0.04
Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.92	$0.92	$1.83	$2.03
Weighted Average Shares Outstanding Assuming Dilution	43,721	46,896	44,124	47,514
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	June 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$33,774
Income Tax Expense(1)				14,565
Earnings (Loss) Before Income Tax Expense	$53,966	$631	$(6,258)	48,339
Interest Expense, Net	7,655	—	(316)	7,339
Depreciation	1,651	166	441	2,258
Amortization	4,009	—	230	4,239
EBITDA	67,281	797	(5,903)	62,175
Stock-Based Compensation	6,135	360	600	7,095
Restructuring Expense	258	—	2,628	2,886
Costs Related to the Cybersecurity Incident	116	—	—	116
Adjusted EBITDA	$73,790	$1,157	$(2,675)	$72,272
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three Months Ended
	June 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$37,218
Income Tax Expense(1)				14,796
Earnings (Loss) Before Income Tax Expense	$55,422	$1,758	$(5,166)	52,014
Interest Expense, Net	7,117	166	—	7,283
Depreciation	1,795	182	216	2,193
Amortization	5,421	—	302	5,723
EBITDA	69,755	2,106	(4,648)	67,213
Stock-Based Compensation	4,899	294	1,652	6,845
Restructuring Expense	963	—	—	963
Adjusted EBITDA	$75,617	$2,400	$(2,996)	$75,021
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Six Month Segment EBITDA
(In thousands)

	(Unaudited)
	Six Months Ended
	June 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$55,740
Income Tax Expense(1)				24,166
Earnings (Loss) Before Income Tax Expense	$89,419	$1,549	$(11,062)	79,906
Interest Expense, Net	16,222	—	(633)	15,589
Depreciation	3,461	332	833	4,626
Amortization	9,430	—	459	9,889
EBITDA	118,532	1,881	(10,403)	110,010
Stock-Based Compensation	10,846	698	2,193	13,737
Restructuring Expense	18,272	—	2,628	20,900
Costs Related to the Cybersecurity Incident	232	—	—	232
Adjusted EBITDA	$147,882	$2,579	$(5,582)	$144,879
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Six Months Ended
	June 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$85,251
Income Tax Expense(1)				34,350
Earnings (Loss) Before Income Tax Expense	$126,473	$3,921	$(10,793)	119,601
Interest Expense, Net	15,317	457	—	15,774
Depreciation	3,700	350	398	4,448
Amortization	10,842	—	605	11,447
EBITDA	156,332	4,728	(9,790)	151,270
Stock-Based Compensation	8,452	582	3,226	12,260
Restructuring Expense	1,720	—	—	1,720
Regulatory Insurance Recoveries	(525)	—	—	(525)
Adjusted EBITDA	$165,979	$5,310	$(6,564)	$164,725
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Revised Full Year 2024 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal Year 2024 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$110,500 - $116,000
Income Tax Expense(1)				49,000 - 51,000
Projected Earnings (Loss) Before Income Tax Expense	$178,000 - $182,000	$1,500 - $3,000	$(20,000) - $(18,000)	159,500 - 167,000
Interest Expense, Net	31,000	—	(1,000)	30,000
Depreciation	7,000	500	2,000	9,500
Amortization	17,000	—	1,000	18,000
Projected EBITDA	233,000 - 237,000	2,000 - 3,500	(18,000) - (16,000)	217,000 - 224,500
Stock-Based Compensation	22,000 - 23,000	1,000 - 1,500	4,000 - 5,000	27,000 - 29,500
Restructuring Expense	18,500	—	2,500	21,000
Projected Adjusted EBITDA	$273,500 - $278,500	$3,000 - $5,000	$(11,500) - $(8,500)	$265,000 - $275,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Previously Revised Full Year 2024 Outlook for Adjusted EBITDA
(In thousands)

Fiscal Year 2024 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$97,500 - $108,000
Income Tax Expense(1)				43,000 - 46,000
Projected Earnings (Loss) Before Income Tax Expense	$159,000 - $169,000	$1,500 - $3,000	$(20,000) - $(18,000)	140,500 - 154,000
Interest Expense, Net	31,000 - 29,000	—	—	31,000 - 29,000
Depreciation	8,000	500	2,000	10,500
Amortization	17,000	—	1,000	18,000
Projected EBITDA	215,000 - 223,000	2,000 - 3,500	(17,000) - (15,000)	200,000 - 211,500
Stock-Based Compensation	18,000 - 20,000	1,000 - 1,500	3,000 - 4,000	22,000 - 25,500
Restructuring Expense	18,000	—	—	18,000
Projected Adjusted EBITDA	$251,000 - $261,000	$3,000 - $5,000	$(14,000) - $(11,000)	$240,000 - $255,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended September 30, 2024 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended September 30, 2024 Outlook
Consolidated Total
Estimated Net Earnings	$27,000 - $30,000
Income Tax Expense(1)	12,000 - 13,000
Projected Earnings Before Income Tax Expense	39,000 - 43,000
Interest Expense, Net	7,500
Depreciation	2,500
Amortization	4,000
Projected EBITDA	53,000 - 57,000
Stock-Based Compensation	7,000 - 8,000
Projected Adjusted EBITDA	$60,000 - $65,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Revised Full Year 2024 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2024
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.52	$2.68
Add: Projected Intangible Amortization Expense	0.41	0.41
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.07	0.07
Add: Projected Restructuring Expense	0.48	0.48
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.23)	(0.23)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$3.25	$3.40
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Previously Revised Full Year 2024 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2024
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.18	$2.43
Add: Projected Intangible Amortization Expense	0.41	0.41
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.07	0.07
Add: Projected Restructuring Expense	0.41	0.41
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.21)	(0.21)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$2.85	$3.10
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended September 30, 2024 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Three Months Ended September 30, 2024
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.61	$0.71
Add: Projected Intangible Amortization Expense	0.09	0.09
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.02	0.02
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.02)	(0.02)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.70	$0.80
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.